EXHIBIT 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 21, 1999, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 28, 1999, which is incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"). We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


GRANT THORNTON LLP


Los Angeles, California
September 17, 1999